EXHIBIT 99.1

                          Press Release

SUN BANCORP, INC.


                    FOR IMMEDIATE RELEASE

                              July 1, 1997



For further information, please contact:

Fred W. Kelly, Jr., President & CEO
SUN BANCORP, INC.
2-16 S. Market Street
Selinsgrove, PA 17870
Phone (717) 374-1131

     Fred W. Kelly, Jr., President and CEO of SUN BANCORP, INC. (NASDAQ Symbol - SUBI) announced the completion of the acquisition of Bucktail Bank and Trust Company from F.N.B. Corporation, Hermitage, PA. The transaction was the culmination of an agreement between SUN and F.N.B. dated November 6, 1996. F.N.B. received 565,384 shares of SUN common stock in exchange for Bucktail. The transaction was structured to be a tax free reorganization and will be treated by SUN as a purchase for financial reporting purposes.

     Simultaneously, Bucktail was merged into Sun Bank, the banking subsidiary of SUN BANCORP, INC. With the approximately
$127,000,000 in assets of Bucktail, SUN will report over $500,000,000 in assets as of June 30, 1997.

     Sun Bank will now operate fourteen banking offices in Snyder, Union, Northumberland, Lycoming, Cameron and Elk counties. Sun Bank does business as Snyder County Trust Company,
Watsontown Bank, and Bucktail Bank and Trust Company, all
Incorporated as Sun Bank.




2-16 SOUTH MARKET STREET
POST OFFICE BOX 57
SELINSGROVE, PENNSYLVANIA 17870

TELEPHONE 717-374-1131